                                                                    EXHIBIT 10.8

                               PROMISSORY NOTE


$20,000,000.00                  Dallas, Texas                       June 9, 1995
                                                                    -------

         FOR VALUE RECEIVED, the undersigned, LOUISIANA RIVERBOAT GAMING PARTNERSHIP, a Louisiana partnership (hereinafter called the "Maker") promises to pay to the order of CROWN CASINO CORPORATION, a Texas corporation (hereinafter called the "Payee"), at its offices at 2415 W. Northwest Highway, Suite 103, Dallas, Texas 75220, in lawful money of the United States of America, the sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), together with interest thereon from and after the date hereof until maturity at a fixed rate per annum which is eleven and one-half percent (11.5%). All past due principal (and, to the extent permitted by law, past due interest) shall bear interest at eighteen percent (18%) per annum from maturity until paid. Interest shall be computed on a per annum basis of a year of 365 or 366 days, as the case may be, and for the actual number of days elapsed (including the first day but excluding the last day), or (b) the Maximum Rate (as hereinafter defined). All past due principal and interest shall bear interest from and after maturity until paid, regardless of how maturity occurs, at an interest rate which, from day to day, shall be equal to the lesser of (a) the Maximum Rate, or (b) eighteen percent (18%) per annum.

         Interest on the outstanding principal balance of this Note shall be due and payable monthly as it accrues on the first day of each and every calendar month during the term hereof commencing July 1, 1995. The principal amount of this Note shall be due and payable in seventeen (17) equal quarterly installments of One Million One Hundred Seventy-six Thousand Four Hundred Seventy and 59/100 Dollars ($1,176,470.59), each, on the first day of every July, October, January and April during the term hereof, commencing July 1, 1996 through and including July 1, 2000, on which date, the then remaining balance of principal and accrued, unpaid interest shall be due and payable in full. Notwithstanding anything to the contrary stated above, it is acknowledged by the Payee that the Maker's source of funds for the principal installments set forth above (exclusive of the final payment on the maturity date) shall be the cash dividends or other distributions (the "Distributions") which the Maker shall receive by virtue of its ownership of fifty percent (50%) of the issued and outstanding capital stock of St. Charles Gaming Company, Inc., a Louisiana corporation ("SCGC"); the capital stock of SCGC owned by the Maker is hereinafter called "Maker's SCGC Stock". In the event the Distributions from SCGC to the Maker during any calendar quarter are less than the principal installment due for such quarter, the Maker shall be obligated only to pay the amount of such Distribution, credited first to the payment of interest accrued and unpaid hereunder, with any deficiency between the scheduled quarterly payment and the amount of the Distribution paid to the Payee being deferred and due with the next scheduled quarterly principal installment due under this Note and such deferred delinquency shall not be deemed to be past due principal within the meaning of this Note, provided however, all remaining principal (and accrued and unpaid interest) shall be due and payable on July 1, 2000, without regard to the Distributions from SCGC to Maker.





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         If any payment of principal or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computing of interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a day on which commercial banks in the State of Texas are authorized to be closed. Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee and handled in collection in the customary manner, but the same shall not constitute payment or diminish any rights of the Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee.

         If any installment or payment of principal or interest of this Note is not paid when due, and such installment is not paid within ten (10) days of the scheduled due date thereof; or if a default occurs under any instrument now or hereafter executed in connection with or as security for this Note, including without limitation, that certain Security Agreement - Pledge (the "Pledge Agreement") of even date herewith executed by the Maker in favor of the Payee granting to the Payee a security interest in and pledge of all of the Maker's SCGC Stock; thereupon, at the option of the Payee, the principal and unpaid accrued interest on this Note shall become and be due and payable forthwith without demand, notice of default or of intent to accelerate the maturity hereof, notice of acceleration, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by the Maker.

         If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, the Maker agrees to pay the Payee its collection costs, including reasonable attorney's fees. The Maker is and shall be directly and primarily liable for the payment of all sums called for hereunder, and the Maker hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and the Maker hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security for this Note, in whole or in part, with or without notice, from time to time, before or after maturity.

         The Maker shall have the privilege to prepay at any time, and from time to time, all or any part of the principal amount of this Note, without notice, penalty or fee. Such advances or prepayments will be applied, first to the payment of interest then accrued and unpaid hereon, including the amount of interest accruing and to accrue on the amount of principal being prepaid, and the balance, if any, to the payment of the installments of principal in the inverse order of maturity.

         It is expressly provided and stipulated that notwithstanding any provision of this Note or any other instrument evidencing or securing the loan evidenced hereby, in no event shall the aggregate of all interest paid by the Maker to the Payee under this Note ever exceed the Maximum Rate on the principal balance of this Note from time to time advanced and remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of the Payee





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and the Maker in the execution and delivery of this Note to contract in strict compliance with the Applicable Laws. In furtherance thereof, none of the terms of this Note or any other instrument evidencing or securing the loan evidenced hereby, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate permitted to be charged of the Maker under such laws. The Maker or any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall never be liable for interest in excess of The Maximum Rate, and the provision of this paragraph and the immediately succeeding paragraph shall govern over all other provisions of this Note and any instruments evidencing or securing the loan evidenced hereby, should such provisions be in apparent conflict herewith.

         Specifically and without limiting the generality of the foregoing paragraph, it is expressly provided that:

                 (i) In the event of prepayment of the principal of this Note (if permitted hereunder) or the payment of the principal of this Note prior to the stated maturity date hereof resulting from acceleration of maturity of this Note, if the aggregate amounts of interest accruing hereon prior to such payment plus the amount of any interest accruing after maturity and plus any other amounts paid or accrued in connection with the loan evidenced hereby which by Applicable Law are deemed interest on the loan evidenced by this Note and which aggregate amount paid or accrued (if calculated in accordance with the provisions of this Note other than this paragraph) would exceed the Maximum Rate, then in such event the amount of such excess shall be credited, as of the date paid, toward the payment of principal of this Note so as to reduce the amount of the final payment of principal due on this Note;

                 (ii) If under any circumstance the aggregate amounts paid on the loan evidenced by this Note prior to and incident to the final payment hereof include amounts which by Applicable Law are deemed interest and which would exceed the Maximum Rate, the Maker stipulates that such payment and collection will have been and will be deemed to have been the result of a mathematical error on the part of both the Maker and the Payee, and any excess shall be credited on the Note by the Payee. If this Note shall have been paid in full, the party receiving such excess payment shall promptly refund the amount of such excess (to the extent only of the excess of such interest payments above the Maximum Rate) upon the discovery of such error by the party receiving such payment or notice thereof from the party making such payment; and

                 (iii) All amounts paid or agreed to be paid in connection with the indebtedness evidenced by this Note which would under Applicable Law be deemed interest shall, to the extent provided by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Note.

         All notice required or permitted under this Note shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or





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deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, to the Maker at the address set forth below, or at such other address of which the Maker shall have notified the President or any Vice President of the Payee in writing at least thirty (30) days prior to the date of the Payee giving such notice. Where appropriate, any pertinent noun, verb or pronoun shall be construed and interpreted to include both the proper number and gender. This Note shall not be renewed, extended, or modified except by a written instrument evidencing the same.

         Notwithstanding anything to the contrary contained herein or in any instrument securing the payment hereof, including without limitation, the Pledge Agreement, the exclusive remedy of the Payee for the failure of the Maker to pay all or any portion of the principal owing hereunder shall be limited to proceeding against the properties, rights and estates described in and encumbered by the Pledge Agreement, and no attachment, execution, or other writ or process shall be sought, issued, or levied upon any other assets, properties, or funds of the Maker. The provisions of this paragraph shall only be applicable to a default by the Maker in the payment of the principal portion hereof, and the Payee has and shall continue to possess full recourse against the Maker for the payment of all interest accrued hereon through the earlier to occur of (i) the maturity date hereof, whether same occurs by reason of acceleration or otherwise, or (ii) the date on which the Payee conducts a foreclosure sale on the Maker's SCGC Stock.

         "Applicable Law" means that law in effect from time to time and applicable to this Note which permits the charging and collection of the highest permissible lawful nonusurious rate of interest on this Note, including laws of the State of Texas and laws of the United States of America. It is intended that Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-1.04, as amended, Vernon's Texas Civil Statutes) shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying Article 1.04 to this Note, the interest ceiling applicable to this Note under Article 1.04 shall be the indicated rate ceiling from time to time in effect.

         "Maximum Rate" means the maximum lawful nonusurious rate of interest (if any) which under Applicable Law the Payee is permitted to charge the Maker on this Note from time to time.

         As permitted by Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-15.10(b), as amended, Vernon's Texas Civil Statutes), the Maker and the Payee have agreed that the provisions of Chapter 15 of Title 79, as amended, shall not be applicable to this Note or any "Account" or "Arrangement" (as such terms are defined in Article 5069-15.01 of Title 79) which may exist by virtue of this Note or the instruments securing this Note.

         The Payee shall have the right and option to convert (the "Conversion Right") up to the lesser of (a) fifty percent (50%) of the outstanding principal balance of this Note on the date such option is exercised by the Payee, or (b) Five Million and No/100 Dollars ($5,000,000.00) of the principal hereof, into shares of the Common Stock of Casino America, Inc., a Delaware corporation ("Casino America"), the parent corporation of CSNO, Inc., a general partner of the





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Maker, at a conversion rate of Twelve and No/100 Dollars ($12.00) per share.
The Conversion Right may be exercised by the Payee pursuant to the terms of that certain Warrant to Purchase up to 416,667 Shares of Common Stock of even date herewith executed by Casino America in favor of the Payee.

         This Note shall be construed under and governed by the laws of the State of Texas and applicable federal law.

         THIS PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  MAKER:
                                  -----
Address of Maker:
----------------                  LOUISIANA RIVERBOAT GAMING PARTNERSHIP,
                                       a Louisiana general partnership
500 Slattery Building
Shreveport, LA  71165
                                  By:  Louisiana River Site Development, Inc.,
                                       General Partner, a wholly-owned
                                       subsidiary of Louisiana Downs, Inc.


                                       By:    /s/ Gerald Wiemann
                                              ---------------------------------
                                       Name:  Gerald Wiemann
                                       Title: Vice President -
                                               Secretary/Treasurer


                                       By:    CSNO, Inc., General Partner, a
                                              wholly-owned subsidiary of Casino
                                              America, Inc.


                                       By:    /s/ Allan B. Solomon
                                              ---------------------------------
                                       Name:  Allan B. Solomon
                                       Title: Secretary


ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT, DATED JUNE 9, 1995 (THE "SUBORDINATION AGREEMENT") BY AND AMONG CROWN CASINO CORPORATION, LOUISIANA RIVERBOAT GAMING PARTNERSHIP, AND HIBERNIA NATIONAL BANK, AS BANK REFERRED TO IN THE SUBORDINATION AGREEMENT, AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME.

                         ENDORSEMENT TO PROMISSORY NOTE

         This Endorsement is attached to that certain Promissory Note of Louisiana Riverboat Gaming Partnership payable to the order of Crown Casino Corporation dated June 9, 1995 in the principal sum of $20,000,000.

PAY TO THE ORDER OF NOMURA HOLDING AMERICA, INC. WITHOUT RECOURSE


                                        CROWN CASINO CORPORATION

                                        By:    /s/ T.J. Falgout, III
                                               ------------------------
                                        Name:  T.J. Falgout, III
                                        Title: Executive Vice President

Dated:  June 9, 1995


                                        SIGNATURE GUARANTEED
                                        MEDALLION GUARANTEED
                                        HIBERNIA NATIONAL BANK
                                        /s/ Patricia C. Meinger
                                        -----------------------
                                        AUTHORIZED SIGNATURE
                                        (03)     (A0225193)
                                        SECURITIES TRANSFER AGENTS
                                        MEDALLION PROGRAM(SM)

                              ENDORSEMENT NO. 2

                 The Senior Secured Increasing Rate Note due June 3, 1995 (as amended, supplemented or otherwise modified from time to time, the "Note") made by ST. CHARLES GAMING COMPANY, INC., a Louisiana corporation (the "Company"), in favor of NOMURA HOLDING AMERICA INC. ("Nomura"), to which this Endorsement is attached is hereby amended by deleting the first paragraph thereof in its entirety and substituting in lieu thereof the following:

                 "ST. CHARLES GAMING COMPANY, INC., a Louisiana corporation
         (the "Company"), for value received, hereby promises to pay to the order to NORMURA HOLDING AMERICA INC. ("Nomura") or its registered assigns, at the office of BANK OF NEW YORK located at 10161 Centurion Parkway, Jacksonville, Florida 32256 Attention: Corporate Trust Department), in lawful money of the United States of America and in same-day funds, the principal amount of TWENTY ONE MILLION NINE
         HUNDRED THIRTY THOUSAND DOLLARS ($21,930,000.00) as provided in the note Purchase Agreement (as defined below) on June 9, 1995 (the "Maturity Date"), which date shall be automatically extended to the earlier of (x) the final approval or disapproval by the Louisiana Department of Public Safety and Corrections, Office of State Police, Riverboat Gaming Division in connection with the transactions contemplated by that certain letter agreement, dated May 23, 1995, executed by Louisiana Riverboat Gaming Partnership, a Louisiana general partnership ("LRGP"), the Company, Crown Casino Corporation and Nomura (as Nomura or its counsel may deem necessary or advisable) and (y)
         July 31, 1995, provided, however, that if all consents, approvals, authorizations of or declarations, registrations or filings with any Governmental Authority or any nongovernmental Person, including without limitation, any creditor or partner of LRGP, required in connection with the execution or delivery by LRGP of the guarantee by LRGP of all the obligations of the Company under the Notes and the Note Purchase Agreement (as defined below) shall not have been obtained on or before June 9, 1995, then such date shall be June 9, 1995, with interest (computed on the basis of a 30-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate specified below from the date hereof, payable quarterly in arrears on September 3, 1994, December 3, 1994, March 3, 1995, June 3, 1995 and on the Maturity Date. Capitalized terms not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement (as defined below)."

                 Except as expressly amended by this Endorsement, all the terms and conditions of the Note shall continue in full force and effect.

                 This Endorsement shall constitute a part of the Note and Nomura is hereby authorized to attach this Endorsement thereto.

                 This endorsement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Dated June 9, 1995


                                        ST. CHARLES GAMING COMPANY, INC.

                                        By: /s/ T.J. Falgout, III
                                            ----------------------------
                                            Title: Vice-President


                                        NOMURA HOLDING AMERICA INC.

                                        By:
                                            ----------------------------
                                            Title:

Accepted, Acknowledged and Agreed to:

CROWN CASINO CORPORATION

By: /s/ T.J. Falgout, III
    -------------------------------
    Title: Executive Vice President


GAMING ENTERTAINMENT MANAGEMENT SERVICES, INC.

By: /s/ T.J. Falgout, III
    -------------------------------
    Title: Vice-President